FOR IMMEDIATE RELEASE
January 31, 2008

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS SECOND QUARTER 2008 OPERATING RESULTS

Fairfield,  New Jersey,  January 31, 2008 - Kearny  Financial Corp.  (NASDAQ GS:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank (the "Bank"), today reported net income for the quarter ended December 31, 2007 of $1.4 million. The results represent an increase of $346,000 compared to net income of $1.0 million for the quarter ended September 30, 2007 and an increase of $829,000 compared to net income of $547,000 for the quarter ended December 31, 2006. Management attributes the increase in net income between the quarters ended December 31 and September 30, 2007 to an increase in net interest income as well as decreases in non-interest expense and the provision for loan losses, partially offset by a decrease in non-interest income. The increase in net income between the quarters ended December 31, 2007 and 2006 resulted from an increase in net interest income as well as decreases in non-interest expense and the provision for loan losses, partially offset by a decrease in non-interest income. Net income for the six months ended December 31, 2007 was $2.4 million, an increase of $933,000 from $1.5 million for the six months ended December 31, 2006.

Kearny Federal Savings Bank operates from its administrative headquarters in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. At December 31, 2007, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.03 billion, $1.32 billion and $473.5 million, respectively.

The following is an overview of the Company's financial results for the quarter ended December 31, 2007:

Net Interest Income
-------------------

Net interest income during the quarter ended December 31, 2007 was $11.7 million, an increase of $291,000 or 2.6%, compared to net interest income of $11.4 million during the quarter ended September 30, 2007 and an increase of $479,000 or 4.3%, compared to net interest income of $11.2 million during the quarter ended December 31, 2006. The Bank's net interest margin during the quarter ended December 31, 2007 was 2.55%, compared to 2.60% during the quarter ended September 30, 2007 and 2.39% during the quarter ended December 31, 2006. The increase in net interest income between linked quarters resulted from an increase in interest income, partially offset by an increase in interest expense. The increase in net interest income year-over-year also resulted from an increase in interest income, partially offset by an increase in interest expense.

Interest income increased $1.2 million or 5.1%, to $24.6 million during the quarter ended December 31, 2007 compared to $23.4 million during the quarter ended September 30, 2007 and increased $524,000 or 2.2%, compared to $24.1 million during the quarter ended December 31, 2006. Interest expense increased $907,000 or 7.5%, to $12.9 million during the quarter ended December 31, 2007 compared to $12.0 million during the quarter ended September 30, 2007 and increased $45,000 or 0.3%, compared to $12.9 million during the quarter ended December 31, 2006.

Interest income from loans increased $766,000 to $13.9 million during the quarter ended December 31, 2007 compared to $13.2 million during the quarter ended September 30, 2007 and increased $2.8 million compared to $11.1 million during the quarter ended December 31, 2006. The increase in interest income between linked quarters and year-over-year resulted from increases in both average loans receivable and yield. Average loans receivable during the quarters ended December 31, 2007, September 30, 2007 and December 31, 2006 were $954.1 million, $906.6 million and $772.1 million, respectively. Consistent with the Bank's business plan, management continued to emphasize growth of the loan portfolio to increase interest income during the linked quarters and year-over-year. Average loans receivable represented 52.1%, 51.7% and 41.2% of average interest-earning assets during the quarters ended December 31, 2007, September 30, 2007 and December 31, 2006, respectively.

Interest income from mortgage-backed securities, securities and other interest-earning assets, primarily cash and cash equivalents, increased $432,000 to $10.7 million during the quarter ended December 31, 2007 compared to $10.2 million during the quarter ended September 30, 2007 and decreased $2.3 million from $13.0 million during the quarter ended December 31, 2006. The increase between linked quarters was due to increases in both the average balance and yield while the decrease year-over-year was due to a decrease in the average balance, partially offset by an increase in yield for these income categories. Generally, management is attempting to reduce the Bank's reliance on securities and other interest-earning assets to generate interest income. Average mortgage-backed securities, securities and other interest-earning assets represented 47.9%, 48.3% and 58.8% of average interest-earning assets during the quarters ended December 31, 2007, September 30, 2007 and December 31, 2006, respectively.

Interest expense from deposits decreased $276,000 to $11.0 million during the quarter ended December 31, 2007 from $11.3 million during the quarter ended September 30, 2007 and decreased $1.1 million compared to $12.1 million during the quarter ended December 31, 2006. The decrease in interest expense from deposits between the quarters ended December 31, 2007 and September 30, 2007 resulted from a decrease in average interest-bearing deposits, partially offset by an increase in their cost. Of particular significance, average certificates of deposit decreased from $840.1 million during the quarter ended September 30, 2007 to $809.5 million during the quarter ended December 31, 2007. Though most certificates of deposit attracted by promotional interest rates were either withdrawn or re-priced lower at maturity, we retained a significant number of non-promotional certificates of deposit, which re-priced higher at maturity, leading to an increase in the cost of deposits. The decrease in interest expense from deposits between the quarters ended December 31, 2007 and 2006 also resulted from a decrease in average interest-earning deposits, partially offset by an increase in their cost. Year-over-year, average certificates of deposit decreased from $956.2 million during the quarter ended December 31, 2006 to $809.5 million during the quarter ended December 31, 2007.

Interest expense attributed to Federal Home Loan Bank advances increased $1.2 million to $2.0 million during the quarter ended December 31, 2007 compared to $791,000 during the quarter ended September 30, 2007 due to an increase in average advances partially offset by a lower cost of borrowings. The Bank borrowed $100.0 million during the quarter ended September 30, 2007 and an additional $100.0 million during the quarter ended December 31, 2007 to replenish liquidity depleted by loan originations and deposit outflows. The advances were a cheaper funding source compared to certificates of deposit. Interest expense from advances increased $1.2 million during the quarter ended December 31, 2007 from $807,000 during the quarter ended December 31, 2006 also due to an increase in average advances, partially offset by a decrease in their cost.

Non-interest Income
-------------------

Non-interest income attributed to fees, service charges and miscellaneous income decreased $34,000 or 4.8%, to $671,000 during the quarter ended December 31, 2007 compared to $705,000 during the quarter ended September 30, 2007. The decrease in non-interest income between linked quarters resulted primarily from the assessment of annual dormant account fees and payment of interest from a state tax refund recorded in the previous quarter and decrease in income resulting from the float on funds held by the Bank's official check clearing agent, partially offset by higher fees from an overdraft privilege program, late charges due from delinquent borrowers and income from bank owned life insurance. Non-interest income, excluding securities gains and losses, during the quarter ended December 31, 2007 increased $51,000 or 8.2%, compared to $620,000 during the quarter ended December 31, 2006 due primarily to higher fees from retail operations and income from bank owned life insurance, partially offset by lower loan fees and income from float on funds with clearing agent.

There was a $2,000 loss on sale of securities recorded during the quarter ended December 31, 2007 compared to gains of $7,000 and $152,000 during the quarters ended September 30, 2007 and December 31, 2006, respectively.

Non-interest Expense
--------------------

Non-interest expense decreased $262,000 or 2.5%, to $10.1 million during the quarter ended December 31, 2007 compared to $10.4 million during the quarter ended September 30, 2007. Non-interest expense decreased $1.1 million or 9.8%, year-over-year from $11.2 million during the quarter ended December 31, 2006.

Salaries and employee benefit expense provided the most significant decrease during the quarter ended December 31, 2007 when compared to the linked quarter, with lower advertising expense and amortization of intangible assets also contributing to the decrease. The reductions were $321,000, $96,000 and $99,000, respectively. Partially offsetting these decreases were increases in equipment expense and miscellaneous expense, which increased $51,000 and $202,000, respectively.

Contributing to the decrease in salaries and employee benefits was a reduction in compensation expense of $185,000, resulting primarily from the decision by the President and CEO of the Company and Bank, John N. Hopkins, that he would voluntarily forgo the cash bonus payment approved by the Compensation Committee in November 2007. Mr. Hopkins was motivated to do so as part of the Company's overall cost cutting effort. Also contributing to the decrease in compensation expense was a reduction in staff, due to routine attrition and a conscious decision not to replace those employees, and employees on temporary disability. In addition, effective July 1, 2007, the Company implemented a freeze on all future benefit accruals under the Bank's non-contributory defined benefit pension plan and related benefits equalization plan. During the current quarter, management received an updated actuary's report for the defined benefit pension plan, which indicated that the reduction in pension expense would be greater than anticipated resulting in a $162,000 reduction in expense recorded during the quarter, adjusting to actual for the six months ended December 31, 2007.

The decrease in advertising expense between the linked quarters was due primarily to a reduction in newspaper advertising, which was generally limited to marketing loan products to the exclusion of deposit products during the current quarter. The decrease in the amortization of intangible assets was due to the completion of amortization of an intangible asset acquired during the purchase of West Essex Bank in 2004.

The increase in equipment expense between the linked quarters resulted from higher costs associated with several of the Bank's electronic data processing service providers, partially offset by decreases in equipment maintenance expense and depreciation expense. A significant component of the increase in miscellaneous expense was a $172,000 increase in professional fees, which management attributes to ongoing evaluation and implementation of growth and diversification strategies related to execution of the Company's business plan and regulatory matters.

The decrease in non-interest expense during the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006 resulted primarily from decreases in salaries and employee benefits expense, advertising expense and amortization of intangible assets of $744,000, $254,000 and $99,000, respectively. These decreases were partially offset by an increase in net occupancy expense of premises of $61,000. These decreases are attributable to the same factors as noted in the previous two paragraphs.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and costs and the allowance for loan losses, increased $31.2 million to $961.4 million at December 31, 2007 from $930.2 million at September 30, 2007. Total loans increased to $966.5 million at

December 31, 2007 from $935.3 million at September 30, 2007. The net increase in the loan portfolio of $31.2 million was considerably less than the net increase of $69.7 million recorded during the quarter ended September 30, 2007. However, virtually all loan categories increased during the current quarter. One-to-four family first mortgage loans increased $19.1 million between September 30 and December 31, 2007. Nonresidential mortgages and multi-family mortgages increased $8.1 million. Home equity loans and home equity lines of credit increased $2.5 million. Other loan categories showed a net increase of $1.5 million. Management expects only nominal growth in the portfolio during the quarter ending March 31, 2008 due to a decrease in borrower demand resulting from a slowing economy.

With growth in the portfolio slowing and asset quality continuing to be good, there was no provision for loan losses recorded during the quarter ended December 31, 2007 compared to $94,000 and $119,000 during the quarters ended September 30, 2007 and December 31, 2006, respectively. Of significance, management believes that the Bank does not have sub-prime exposure in its loan portfolio. Non-performing loans were $1.1 million or 0.12% of total loans at December 31, 2007 compared to $1.3 million or 0.13% of total loans reported at September 30, 2007. The allowance for loan losses as a percentage of total loans outstanding was 0.64% at December 31, 2007 and 0.66% at September 30, 2007, reflecting an allowance balance of $6.1 million at both dates.

Securities
----------

All of our securities are classified as available for sale. Between September 30 and December 31, 2007, mortgage-backed securities increased by $8.0 million to $687.9 million, due to a $7.6 million increase in fair value and purchases totaling $31.6 million during the quarter, partially offset by principal repayments and maturities. Management purchased mortgage-backed securities to supplement loan originations. Of significance, management believes that the Bank does not have sub-prime exposure in its mortgage-backed securities portfolio. Between September 30 and December 31, 2007, the non-mortgage-backed securities portfolio decreased $1.7 million to $44.2 million, due primarily to sales of securities and calls. Management sold securities from the municipal bond portfolio with an amortized cost of $915,000 which resulted in a realized loss of $2,000.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents, which consist primarily of interest-bearing deposits in other banks, increased $41.8 million to $174.4 million at December 31, 2007, from $132.6 million at September 30, 2007. The Bank borrowed $100.0 million from the Federal Home Loan Bank during the quarter ended December 31, 2007 to replenish liquidity depleted by loan originations and deposit outflows.

Deposits
--------

Deposits decreased $22.9 million to $1.32 billion at December 31, 2007, from $1.34 billion at September 30, 2007. During the quarter, certificates of deposit, savings deposits, interest-bearing demand accounts and non-interest-bearing demand accounts decreased $14.0 million, $5.1 million, $2.3 million and $1.5 million, respectively. As expected, deposit attrition slowed during the quarter due to the recent reductions in the federal funds rate by the Federal Reserve Board of Governors, amounting to a 100 basis point cut in aggregate, which appear to be gradually lowering interest rates in the marketplace. Management believes the effect of additional interest rate cuts in the marketplace and investor concerns about the direction of the stock market may reverse the outflow of deposits during the next quarter.

Federal Home Loan Bank Advances
-------------------------------

Federal Home Loan Bank advances increased $99.9 million to $228.2 million at December 31, 2007 from $128.3 million at September 30, 2007. The Bank borrowed
an  additional   $100.0  million  to  replenish   liquidity   depleted  by
loan originations, purchase of mortgage-backed securities and deposit outflows. In the current interest rate environment management considers the advances to be a favorable alternative to certificates of deposit.

Capital Management
------------------

During the quarter ended December 31, 2007, stockholders' equity increased $4.3 million to $473.5 million from $469.2 million at September 30, 2007. The increase was primarily the result of a $4.7 million decrease in accumulated other comprehensive loss due to mark-to-market adjustments to the available for sale securities portfolio and benefit plan related adjustments to equity per FASB Statement No. 158. Also contributing to the increase was net income for the quarter of $1.4 million, the release of $460,000 of ESOP shares and $771,000 of restricted stock plan shares and an adjustment to equity of $477,000 for expensing stock options. Partially offsetting the increase was a $2.5 million increase in treasury stock due to the purchase of 207,400 shares of the Company's common stock and a $925,000 cash dividend declared for payment to minority shareholders.

The Bank's ratio of tangible equity to tangible assets was 18.0% at December 31, 2007. The Bank's Tier 1 capital ratio was 38.7%, far in excess of the 6.00% level required by the Office of Thrift Supervision to be classified "well-capitalized" under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data, Unaudited)

                                                                     December 31,          September 30,
                                                                         2007                  2007
                                                                         ----                  ----
Balance Sheet Data:
Assets                                                              $     2,030,886     $      1,950,471
Net loans receivable                                                        961,447              930,242
Mortgage-backed securities available for sale                               687,858              679,837
Securities available for sale                                                44,236               45,940
Cash and cash equivalents                                                   174,411              132,562
Goodwill                                                                     82,263               82,263
Deposits                                                                  1,315,389            1,338,265
Federal Home Loan Bank advances                                             228,165              128,328
Total stockholders' equity                                                  473,522              469,178

                                                                                  For the Three Months Ended
                                                                    --------------------------------------------------------
                                                                     December 31,          September 30,      December 31,
                                                                         2007                  2007               2006
                                                                         ----                  ----               ----
Summary of Operations:
Interest income                                                     $        24,611        $      23,413      $      24,087
Interest expense                                                             12,948               12,041             12,903
                                                                    ----------------       --------------     --------------
Net interest income                                                          11,663               11,372             11,184
Provision for loan losses                                                         0                   94                119
                                                                    ----------------       --------------     --------------
Net interest income after provision for loan losses                          11,663               11,278             11,065
Non-interest income, excluding gain (loss)
  on sale of securities                                                         671                  705                620
Gain (loss) on sale of securities                                               (2)                    7                152
Non-interest expense                                                         10,099               10,361             11,201
                                                                    ----------------       --------------     --------------
Income before taxes                                                           2,233                1,629                636
Provision for income taxes                                                      857                  599                 89
                                                                    ----------------       --------------     --------------
Net income                                                          $         1,376        $       1,030      $         547
                                                                    ================       ==============     ==============

Per Share Data:
Net income per share - basic                                                  $0.02                $0.01              $0.01
Net income per share - diluted                                                $0.02                $0.01              $0.01
Weighted average number of common shares
  outstanding - basic                                                        68,808               68,718             69,258
Weighted average number of common shares
  outstanding - diluted                                                      68,861               68,933             69,753

Per Share Data:
Cash dividends per share (1)                                                  $0.05                $0.05              $0.05
Dividend payout ratio (2)                                                    67.22%               90.68%            164.72%

(1)  Represents dividends declared per common share.
(2)  Represents dividends declared per common share divided by net income.

                                                                                     At the Three Months Ended
                                                                        -------------------------------------------------------
                                                                        December 31,          September 30,      December 31,
                                                                            2007                  2007               2006
                                                                            ----                  ----               ----
Per Share Data:
Closing price as reported by NASDAQ                                       $11.91                $12.79             $16.06
Book Value                                                                 $6.68                 $6.60              $6.58
Tangible Book Value                                                        $5.52                 $5.44              $5.42

                                                                                     For the Three Months Ended
                                                                        -------------------------------------------------------
                                                                        December 31,          September 30,      December 31,
                                                                             2007                  2007               2006
                                                                             ----                  ----               ----
Performance Ratios:
Return on average assets                                                    0.28%                 0.22%              0.11%
Return on average equity                                                    1.18%                 0.89%              0.46%
Net interest rate spread (1)                                                1.80%                 1.83%              1.65%
Net interest margin (2)                                                     2.55%                 2.60%              2.39%
Average interest-earning assets to average
  interest-bearing liabilities                                            126.28%               127.88%            126.61%
Efficiency ratio, net of gain on sale of securities                        81.88%                85.79%             94.89%
Non-interest expense to average assets                                      2.03%                 2.18%              2.21%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                                                                  At or for the Three Months Ended
                                                                       --------------------------------------------------------
                                                                        December 31,          September 30,      December 31,
                                                                            2007                  2007               2006
                                                                            ----                  ----               ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                         0.12%                0.13%              0.08%
Non-performing assets to total assets                                       0.06%                0.07%              0.04%
Net charge-offs to average loans outstanding                                0.00%                0.00%              0.00%
Allowance for loan losses to total loans                                    0.64%                0.66%              0.72%
Allowance for loan losses to non-performing loans                         540.76%              488.70%            900.63%

(1)  Asset quality ratios are period end ratios unless otherwise noted.

                                                                                  At or for the Three Months Ended
                                                                       --------------------------------------------------------
                                                                        December 31,          September 30,      December 31,
                                                                            2007                  2007               2006
                                                                            ----                  ----               ----
Capital Ratios:
Average equity to average assets                                           23.56%               24.26%             23.42%
Equity to assets at period end                                             23.32%               24.05%             23.35%
Tangible equity to tangible assets at period end                           20.04%               20.87%             20.29%


                                                                         For the Three Months Ended
                                                          ---------------------------------------------------------
                                                              December 31,          September 30,      December 31,
                                                                  2007                  2007               2006
                                                                  ----                  ----               ----
Average Balances:
Loans receivable                                          $        954,147        $     906,621      $     772,089
Mortgage-backed securities available for sale                      689,837              669,842            675,301
Securities available for sale                                       46,747               83,958            173,556
Other interest-earning assets                                      140,539               91,988            254,313
                                                          -----------------       --------------     --------------
        Total interest earning assets                            1,831,270            1,752,409          1,875,259
Non-interest-earning assets                                        156,377              151,365            154,691
                                                          -----------------       --------------     --------------
        Total assets                                             1,987,647        $   1,903,774      $   2,029,950
                                                          =================       ==============     ==============

Interest-bearing deposits                                 $      1,261,038        $   1,303,398      $   1,422,895
Federal Home Loan Bank advances                                    189,090               66,971             58,189
                                                          -----------------       --------------     --------------
        Total interest-bearing liabilities                       1,450,128            1,370,369          1,481,084
Non-interest-bearing liabilities                                    69,194               71,556             73,514
Stockholders' equity                                               468,325              461,849            475,352
                                                          -----------------       --------------     --------------
        Total liabilities and stockholders' equity        $      1,987,647        $   1,903,774      $   2,029,950
                                                          =================       ==============     ==============

                                                                         For the Three Months Ended
                                                          ---------------------------------------------------------
                                                                   December 31,        September 30,      December 31,
                                                                      2007                 2007               2006
                                                                      ----                 ----               ----
Spread and Margin Analysis:
Yield on average:
  Loans receivable                                                   5.84%                5.81%              5.74%
  Mortgage-backed securities available for sale                      4.98%                4.90%              4.78%
  Securities available for sale                                      4.61%                4.29%              4.07%
  Other interest-earning assets                                      4.42%                4.95%              4.98%
Cost of average:
  Interest-bearing deposits                                          3.48%                3.45%              3.40%
  Federal Home Loan Bank advances                                    4.18%                4.72%              5.55%
Net interest rate spread                                             1.80%                1.83%              1.65%
Net interest margin                                                  2.55%                2.60%              2.39%
Average interest-earning assets to average
  interest-bearing liabilities                                     126.28%              127.88%            126.61%


                                                                                       For the Six Months Ended
                                                                               --------------------------------------
                                                                                   December 31,          December 31,
                                                                                       2007                  2006
                                                                                       ----                  ----
Summary of Operations:
Interest income                                                                $         48,024        $      47,371
Interest expense                                                                         24,989               24,499
                                                                               -----------------       --------------
Net interest income                                                                      23,035               22,872
Provision for loan losses                                                                    94                  277
                                                                               -----------------       --------------
Net interest income after provision for loan losses                                      22,941               22,595
Non-interest income, excluding gain (loss)
  on sale of securities                                                                   1,376                1,188
Gain (loss) on sale of securities                                                             5                  152
Non-interest expense                                                                     20,460               22,297
                                                                               -----------------       --------------
Income before taxes                                                                       3,862                1,638
Provision for income taxes                                                                1,456                  165
                                                                               -----------------       --------------
Net income                                                                     $          2,406        $       1,473
                                                                               =================       ==============

Per Share Data:
Net income per share - basic                                                              $0.03                $0.02
Net income per share - diluted                                                            $0.03                $0.02
Weighted average number of common shares
  outstanding - basic                                                                    68,763               69,505
Weighted average number of common shares
  outstanding - diluted                                                                  68,950               69,901

Per Share Data:
Cash dividends per share (1)                                                              $0.10                $0.10
Dividend payout ratio (2)                                                                77.27%              124.17%

(1)  Represents dividends declared per common share.
(2)  Represents dividends declared per common share divided by net income.

                                                                                     For the Six Months Ended
                                                                               --------------------------------------
                                                                                      December 31,          December 31,
                                                                                          2007                  2006
                                                                                          ----                  ----
Performance Ratios:
Return on average assets                                                                  0.25%                0.15%
Return on average equity                                                                  1.03%                0.62%
Net interest rate spread (1)                                                              1.79%                1.74%
Net interest margin (2)                                                                   2.57%                2.45%
Average interest-earning assets to average
  interest-bearing liabilities                                                          128.09%              127.19%
Efficiency ratio, net of gain on sale of securities                                      83.81%               92.67%
Non-interest expense to average assets                                                    2.10%                2.21%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                                                                       At or for the Six Months Ended
                                                                                    --------------------------------------
                                                                                      December 31,          December 31,
                                                                                          2007                  2006
                                                                                          ----                  ----
Asset Quality Ratios:(1)
Non-performing loans to total loans                                                       0.12%                0.08%
Non-performing assets to total assets                                                     0.06%                0.04%
Net charge-offs to average loans outstanding                                              0.00%                0.00%
Allowance for loan losses to total loans                                                  0.64%                0.72%
Allowance for loan losses to non-performing loans                                       540.76%              900.63%

(1)  Asset quality ratios are period end ratios unless otherwise noted.

                                                                                       At or for the Six Months Ended
                                                                                    --------------------------------------
                                                                                      December 31,          December 31,
                                                                                          2007                  2006
                                                                                          ----                  ----
Capital Ratios:
Average equity to average assets                                                         23.90%               23.57%
Equity to assets at period end                                                           23.32%               23.35%
Tangible equity to tangible assets at period end                                         20.04%               20.29%


                                                                                     For the Six Months Ended
                                                                               --------------------------------------
                                                                                 December 31,          December 31,
                                                                                     2007                  2006
                                                                                     ----                  ----
Average Balances:
Loans receivable                                                               $        930,384        $     749,675
Mortgage-backed securities available for sale                                           679,839              679,491
Securities available for sale                                                            65,352              200,058
Other interest-earning assets                                                           116,264              234,657
                                                                               -----------------       --------------
        Total interest earning assets                                                 1,791,839            1,863,881
Non-interest-earning assets                                                             153,748              150,062
                                                                               -----------------       --------------
        Total assets                                                           $      1,945,587        $   2,013,943
                                                                               =================       ==============

Interest-bearing deposits                                                      $      1,270,857        $   1,405,879
FHLB advances                                                                           128,031               59,598
                                                                               -----------------       --------------
        Total interest-bearing liabilities                                            1,398,888            1,465,477
Non-interest-bearing liabilities                                                         81,612               73,805
Stockholders' equity                                                                    465,087              474,661
                                                                               -----------------       --------------
        Total liabilities and stockholders' equity                             $      1,945,587        $   2,013,943
                                                                               =================       ==============

                                                                                          For the Six Months Ended
                                                                                    --------------------------------------
                                                                                      December 31,          December 31,
                                                                                          2007                  2006
                                                                                          ----                  ----
Spread and Margin Analysis:
Yield on average:
  Loans receivable                                                                        5.83%                5.71%
  Mortgage-backed securities available for sale                                           4.94%                4.74%
  Securities available for sale                                                           4.41%                4.05%
  Other interest-earning assets                                                           4.63%                4.97%
Cost of average:
  Interest-bearing deposits                                                               3.50%                3.25%
  FHLB advances                                                                           4.32%                5.56%
Net interest rate spread                                                                  1.79%                1.74%
Net interest margin                                                                       2.57%                2.45%
Average interest-earning assets to average
  interest-bearing liabilities                                                          128.09%              127.19%
